Exhibit 99.1

Columbia Pipeline Partners Announces Change in General Partner

and Appointment of New Directors and Officers

General Partner Undertakes MLP Strategy Review

HOUSTON, Texas – July 1, 2016 – News Release – Columbia Pipeline Partners LP (NYSE: CPPL) (the Partnership) today announced that, effective July 1, 2016, the Partnership’s general partner became an indirect, wholly-owned subsidiary of TransCanada Corporation (NYSE:TRP) (TransCanada or the Company). As a result, the Partnership is now effectively managed by TransCanada.

In conjunction with this change, the Partnership is also announcing the following director and officer changes which take effect today:

Robert C. Skaggs, Glen L. Kettering, Stephen P. Smith and Robert E. Smith are resigning as directors of the general partner of the Partnership and are also resigning from their roles as Chairman and Chief Executive Officer, President, Executive Vice President and Chief Financial Officer and General Counsel, respectively. The Partnership thanks each of them for their contributions during their service. The current independent directors, G. Stephen Finley, Thomas W. Hofmann and Peggy A. Heeg, will continue in their roles on the board of directors and Audit Committee.

Stanley G. Chapman III will continue to serve as a director and effective today is appointed President of the general partner of the Partnership, previously holding the role of the general partner’s Executive Vice President and Chief Commercial Officer. Effective today, Mr. Chapman is also appointed the Senior Vice-President and General Manager, U.S. Natural Gas Pipelines with TransCanada. Prior to July 1, 2016, Mr. Chapman was Executive Vice-President and Chief Commercial Officer of Columbia Pipeline Group, Inc. Prior to joining Columbia in December of 2011, Mr. Chapman was employed by El Paso Pipeline Company and its predecessor, Tenneco Energy, for nearly 23 years where he last served as Vice President for Marketing, Business Development and Asset Optimization.

Kristine L. Delkus is appointed as a director and Chair of the general partner of the Partnership. Ms. Delkus is Executive Vice-President, Stakeholder Relations and General Counsel with TransCanada. Ms. Delkus is also the Chief Compliance Officer, and is responsible for the management of TransCanada’s Legal, Internal Audit, Aboriginal Relations, Government Relations, Communications, and Community Engagement functions. Since joining TransCanada in 1995, Ms. Delkus has held a number of progressively senior roles, including Senior Vice-President, Pipelines Law and Regulatory Affairs.

Alexander J. Pourbaix is appointed as a director of the general partner of the Partnership. Mr. Pourbaix is Chief Operating Officer with TransCanada. Mr. Pourbaix is accountable for profitability and growth of all of TransCanada’s business units as well as the Operations and Projects Centre of Excellence. Prior to his current appointment, Mr. Pourbaix was Executive Vice-President and President, Development, and was responsible for leading and executing TransCanada’s corporate development activities, capital allocation within the Company, and corporate strategy. Mr. Pourbaix has also served on the Board of Directors of Trican Well Service Ltd., a publicly-traded well services company, since May 2012.

Karl Johannson is appointed as a director of the general partner of the Partnership. Mr. Johannson’s principal occupation is Executive Vice-President and President, Natural Gas Pipelines with TransCanada. Mr. Johannson also serves as a director and Chair of TC PipeLines GP, Inc., an indirect wholly-owned subsidiary of TransCanada and the general partner of TC PipeLines, LP, a publicly traded master limited partnership. Mr. Johannson’s portfolio includes TransCanada’s natural gas pipelines and regulated natural gas storage business in Canada, the U.S. and Mexico. Mr. Johannson joined TransCanada in 1990 and has over 20 years of experience in marketing and trading energy products in Canada and the U.S. Prior to his current position, Mr. Johannson was Senior Vice-President, Canadian and Eastern U.S. Pipelines.

Shawn L. Patterson is appointed as Vice-President, Operations for the general partner of the Partnership. Effective today, Mr. Patterson is also appointed Senior Vice-President, Operations, U.S. Natural Gas Pipelines with TransCanada. From July 1, 2015 until July 1 2016, Mr. Patterson was Executive Vice-President and Chief Operations Officer of the general partner and Columbia Pipeline Group. Mr. Patterson was President of Operations and Project Delivery of NiSource Inc.’s Columbia Pipeline Group’s business unit from March 2012 to July 2015, prior to which he held various operational leadership roles with NiSource Electric and Gas utilities over a 20 year period.

Nathaniel A. Brown is appointed as Controller and Principal Financial Officer of the general partner of the Partnership. Mr. Brown is Controller, U.S. Natural Gas Pipelines with TransCanada, a position he has held since early 2014 and is responsible for the accounting of TransCanada’s U.S. natural gas pipelines. Since May 1, 2014, Nathan Brown has acted as Principal Financial Officer and Controller of the general partner of TC PipeLines, LP. Mr. Brown has served as an accounting manager of TransCanada’s U.S. natural gas pipelines since joining TransCanada in 2009 from the accounting firm of Grant Thornton LLP.

At the same time, the Partnership has been advised that TransCanada has retained a financial advisor to assist in developing the Company’s master limited partnership (MLP) strategy. A decision on the MLP strategy is expected to be communicated by the end of 2016. In the interim, Management expects to recommend to the board of directors an increase to the Partnership’s quarterly distribution consistent with historical guidance.

CPPL also announced that it has repaid and terminated its $500 million credit facility and has replaced it with a $50 million intercompany credit facility to assist with liquidity.

Columbia Pipeline Partners LP is a Delaware master limited partnership with interests in three regulated U.S. natural gas pipelines which serve markets extending from New York to the Gulf of Mexico, as well as storage and related midstream assets. The Partnership’s general partner became an indirect, wholly-owned subsidiary of TransCanada Corporation (NYSE:TRP) on July 1, 2016, and as a result, the Partnership is effectively managed by TransCanada. For more information about Columbia Pipeline Partners LP, visit the Partnership’s website at www.columbiapipelinepartners.com. Additional information can be found at www.transcanada.com.

Forward-Looking Statements

Certain non-historical statements in this release relating to future plans, projections, events or conditions are intended to be “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These statements are based on current expectations and, therefore, subject to a variety of risks and uncertainties that could cause actual results to differ materially from the projections, anticipated results or other expectations expressed or implied in such statements, including, without limitation, risks associated with the loss and ongoing replacement of key personnel; risks relating to unanticipated costs of integration in connection with the merger of Columbia Pipeline Group with TransCanada, including operating costs, customer loss or business disruption being greater than expected; changes in general economic conditions; competitive conditions in our industry; actions taken by third-party operators, processors and transporters; the demand for natural gas storage and transportation services; our ability to successfully implement our business plan; our ability to complete internal growth projects on time and on budget; the price and availability of debt and equity financing; the availability and price of natural gas to the consumer compared with the price of alternative and competing fuels; competition from the same and alternative energy sources; energy efficiency and technology trends; operating hazards and other risks incidental to transporting, storing and gathering natural gas; natural disasters, weather-related delays, casualty losses, acts of war and terrorism and other matters beyond our control; interest rates; labor relations; large customer defaults; changes in the availability and cost of capital; changes in tax status; the effects of existing and future laws and governmental regulations; and the effects of future litigation, including litigation relating to Columbia Pipeline Group’s merger with TransCanada. We caution that the foregoing list of factors is not exhaustive. Additional information about these and other factors can be found in CPPL’s Annual Report on Form 10-K filed with the SEC for the fiscal year ended December 31, 2015, as amended, and CPPL’s other filings with the SEC, which are available at http://www.sec.gov. All forward-looking statements included in this press release are expressly qualified in their entirety by such cautionary statements. CPPL expressly disclaims any obligation to update, amend or clarify any forward-looking statement to reflect events, new information or circumstances occurring after the date of this release except as required by applicable law.

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